Exhibit 10.4

THE MEDICINES COMPANY
Restricted Stock Agreement
Granted Under 2013 Stock Incentive Plan
THIS AGREEMENT made as of this ___ day of ________, 20xx, between The Medicines Company, a Delaware corporation (the “Company”) and _______________ (the “Participant”).
In consideration of [If Participant is current employee: employment services rendered and to be rendered] [If Participant is new hire: the Participant's acceptance of employment with the Company and employment services to be rendered] by the Participant to the Company and for other valuable consideration, the receipt and sufficiency of which is acknowledged and confirmed, the parties hereto agree as follows:
1.    Issuance of Shares.
The Company shall issue to the Participant, subject to the terms and conditions set forth in this Agreement and in the Company's 2013 Stock Incentive Plan (the “Plan”), _________ shares (the “Shares”) of common stock, $0.001 par value, of the Company (“Common Stock”). The Shares are issued effective as of the date set forth above in the name of the Participant and are initially issued in book entry form only. Following the vesting of any Shares pursuant to Section 2 below, the Company, if requested by the Participant, shall issue and deliver (or shall instruct its transfer agent to deliver) to the Participant a certificate representing the vested Shares. The Participant agrees that the Shares shall be subject to vesting and forfeiture set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 3 of this Agreement.
2.    Vesting.
(a)    The Shares are subject to vesting in annual increments of 25% per year (the “Vesting Requirements”). 25% of the Shares shall vest on ____________, 20xx (the “Initial Vesting Date”) as long as the Participant is employed by the Company on such date. The remaining 75% of the Shares shall vest in equal 25% increments on each anniversary of the Initial Vesting Date (each, a “Subsequent Vesting Date”) as long as the Participant is employed by the Company on each such Subsequent Vesting Date.
(b)    In the event that the Participant ceases to be employed by the Company for any reason or no reason, with or without cause, prior to the final Subsequent Vesting Date, all of the Unvested Shares (as defined below) as of the time of such employment termination shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of immediately following such termination of employment.
“Unvested Shares” means the total number of Shares multiplied by the Applicable Percentage (as defined below) at the time the Participant ceases to be employed by the Company.
“Applicable Percentage” shall be 100% prior to the Initial Vesting Date, and shall be reduced by 25% on the Initial Vesting Date and on each Subsequent Vesting Date. The Applicable Percentage shall be zero on or after the final Subsequent Vesting Date.

(c)    After the time at which any Shares are forfeited pursuant to subsection (b) above, the Company shall not permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Shares.
(d)    If the Participant is employed by a parent or subsidiary of the Company, any references in this Agreement to employment with the Company or termination of employment by or with the Company shall instead be deemed to refer to such parent or subsidiary.
3.    Restrictions on Transfer. The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Unvested Shares, or any interest therein, except that the Participant may transfer such Shares (i) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Board of Directors (collectively, “Approved Relatives”) or to a trust established solely for the benefit of the Participant and/or Approved Relatives, provided that such Shares shall remain subject to this Agreement (including without limitation the forfeiture provisions set forth in Section 2 and the restrictions on transfer set forth in this Section 3) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement or (ii) as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation), provided that, in accordance with the Plan, the securities or other property received by the Participant in connection with such transaction shall remain subject to this Agreement.
4.    Restrictive Legends.
The book entry account reflecting the issuance of the Shares in the name of the Participant shall bear a legend or other notation upon substantially the following terms:
“These shares of stock are subject to forfeiture and restrictions on transfer set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”
5.    Rights as a Shareholder.
Except as provided in this Agreement, for so long as the Participant is the registered owner of the Shares, the Participant shall have all rights as a shareholder with respect to the Shares, whether vested or unvested, including, without limitation, rights to vote the Shares and act in respect of the Shares at any meeting of shareholders; provided that, as provided in the Plan, the payment of dividends on Unvested Shares shall be deferred until such times as the Shares vest.
6.    Provisions of the Plan.
This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.
7.    Withholding Taxes; Section 83(b) Election.
(a)The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the vesting of the Unvested Shares. The Participant shall satisfy such tax withholding obligations by transferring to the Company, on each date on which Unvested Shares vest under this Agreement, such number of Unvested Shares that vest on such date as have a fair market value (calculated using the last reported sale price of the common stock of the Company on the NASDAQ Global Market on such vesting date or, if such vesting date is not a trading day, on the trading date immediately prior to such vesting date) equal to the amount of the Company's statutory minimum tax withholding obligation in connection with the vesting of such Unvested Shares. Such delivery of Unvested Shares to the Company shall be deemed to happen automatically, without any action required on the part of the Participant, and the Company is hereby authorized to take such actions as are necessary to effect such delivery.

(b)    The Participant has reviewed with the Participant's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. The Participant acknowledges that he or she has been informed of the availability of making an election under Section 83(b) of the Internal Revenue Code, as amended, with respect to the issuance of the Shares and that the Participant has agreed not to file a Section 83(b) election.
8.    Miscellaneous.
(a)    No Rights to Employment. The Participant acknowledges and agrees that the vesting of the Shares pursuant to Section 2 hereof is earned only by continuing service as an employee at the will of the Company (not through the act of being hired or purchasing Shares hereunder). The Participant further acknowledges and agrees that the transactions contemplated hereunder and the Vesting Requirements set forth herein do not constitute an express or implied promise of continued engagement as an employee for the vesting period, for any period, or at all.
(b)    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(c)    Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.
(d)    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 3 of this Agreement.
(e)    Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery, facsimile delivery or delivery by overnight courier, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8(e).
(f)    Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(g)    Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.
(h)    Amendment. Subject to the provisions of the Plan, the Board of Directors may amend, modify or terminate this Agreement. Your consent to such action is not required if the Board of Directors determines that the action, taking into account any related action, does not materially and adversely affect your rights under the Plan or the change is otherwise permitted under the Plan.
(i)    Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.
(j)    Participant's Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant's own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) understands that the law firm of Wilmer Cutler Pickering Hale and Dorr, LLP, is acting as counsel to the Company in connection with the transactions contemplated by the Agreement, and is not acting as counsel for the Participant.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
THE MEDICINES COMPANY
By:___________________________
Name:
Title:

PARTICIPANT

_____________________________
Name